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                                                                     EXHIBIT 5.1

                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002




                                 March 12, 2003


Board of Directors
Valero GP, LLC
One Valero Place
San Antonio,  Texas 78212

Ladies and Gentlemen:

         We have acted as special counsel to Valero L.P. (the "Partnership"), a Delaware limited partnership, in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Partnership with the Commission on June 6, 2002 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, common units representing limited partner interests in the Partnership and (ii) the preparation of a prospectus supplement, dated March 12, 2003 (the "Prospectus Supplement"), in connection with the offer and sale of up to an aggregate of 6,612,500 common units representing limited partner interests in the Partnership (the "Common Units"). The Common Units are being offered and sold in an underwritten public offering pursuant to an underwriting agreement, dated March 12, 2003 (the "Underwriting Agreement"), between the Partnership, Valero Logistics Operations, L.P., Valero GP, Inc., Valero GP, LLC and Riverwalk Logistics, L.P. (the "Partnership Parties") and the underwriters named therein.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein (the "Base Prospectus") and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Partnership's agreement of limited partnership, as amended to date (the "Partnership Agreement'), as well as the governance documents of the other Partnership Parties and (iv) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination, we have assumed that all parties to documents examined by us (other than the Partnership Parties) had the power, corporate, partnership, limited liability company or other, to enter into and perform their respective obligations under such documents and have also assumed the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery, by or on behalf of such parties of such


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Board of Directors
Valero GP, LLC
March 12, 2003
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documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and except as set forth under "Risk Factors--Risks Inherent In An Investment in Valero L.P." in the Registration Statement).

         We express no opinion other than as to the federal laws of the United States of America and the DRULPA. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption "Validity of the Securities" in the Prospectus Supplement and under the caption "Validity of the Securities" in the Base Prospectus, which form a part of the Registration Statement. In giving this consent, we do not admit that we are "experts" under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

                                                     Very truly yours,

                                                     /s/ ANDREWS & KURTH L.L.P.